Exhibit 10.1

Amendment No. 2 to

The PMI Group, Inc. Retirement Plan

(September 1, 2007 Restatement)

THE PMI GROUP, INC. (the “Company” ), having established The PMI Group, Inc. Retirement Plan (the “Plan”) effective as of April 1, 1995, having amended and restated the Plan in its entirety most recently effective as of September 1, 2007, and having amended the restated Plan effective January 1, 2008, hereby again amends the restated Plan as follows:

1. New Appendices C-1 and C-2 are added immediately after Appendix B thereof to read as set forth in the attachment hereto.

2. This Amendment No. 2 to the restated Plan shall be effective as of September 18, 2008.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 2 to the restated Plan on the date indicated below.

THE PMI GROUP, INC.

Dated: October 27, 2008	By:	/s/ Charles F. Broom
	Title:	Senior Vice President

APPENDIX C-1

Voluntary Early Retirement Window Program

C.1	Eligibility for Voluntary Early Retirement Window Program. Notwithstanding any contrary Plan provision, for a limited period of time between September 22, 2008 and December 31, 2008 (the “Window Period”), each Participant who meets the following requirements (a “Window Program Participant”) shall receive the benefits specified in Paragraph C.2 below:

(a)	He or she is at least age fifty-two (52) with seven (7) or more years of Vesting Service or will meet such age and service criteria by December 31, 2008;

(b)	He or she is an Active Participant in the Plan through the date of his or her Window Retirement, as defined below, pursuant to this Paragraph C.1;

(c)	He or she is in any employment position other than the Chief Executive Officer of the Plan Sponsor;

(d)	He or she files a properly completed and executed Voluntary Early Retirement Window Program election form with the Committee (or its delegate) no later than October 21, 2008, (the “Final Window Period Election Date”) in the form and manner specified by the Committee (in its sole discretion); and

(e)	He or she thereafter retires from employment with the Employer and Affiliated Employers by the date specified by the Company (“Window Retirement”).

In addition, a Participant shall be allowed to be a Window Program Participant and shall receive the benefits specified in Paragraph C.2 below, if (i) he or she meets the eligibility requirements of Section C.1(a), (b), and (c) above; (ii) after the Final Window Period Election Date, but prior to December 1, 2008, the Participant is notified that he or she will be involuntarily terminated, but not for cause or poor performance, by the Employer or Affiliated Employers; (iii) he or she files a properly completed and executed Voluntary Early Retirement Window Program election form with the Committee (or its delegate) no later than December 31, 2008, in the form and manner specified by the Committee (in its sole discretion); and (iv) he or she thereafter retires from employment with the Employer and Affiliated Employers by an agreed upon date.

Notwithstanding the foregoing, a Window Program Participant shall not be eligible to receive the benefits specified in Paragraph C.2 if he or she is dismissed for cause or poor performance, resigns in lieu of dismissal, fails to return from leave or abandons his or her job, as determined by Committee (in its sole discretion).

C.2.	Voluntary Early Retirement Window Program Benefits.

(a) Solely for purposes of Sections 5.01(a), 5.02 and 5.03 of the Plan, a Window Program Participant shall be credited with (i) three (3) additional years of age beyond his or her actual age to be effective as of the date of his or her Window Retirement pursuant to Paragraph C.1 above (“Window Retirement Date”); (ii) three (3) Years of Vesting Service in addition to his or her actual number of Years of Vesting Service effective as of his or her Window Retirement Date; and (iii) three (3) Years of Benefit Accrual Service in addition to his or her actual number of Years of Benefit Accrual Service effective as of his or her Window Retirement Date.

(b) In addition, a Window Program Participant who is not a Highly Compensated Employee shall (i) be deemed to have satisfied the service requirement in Section 5.01(b) effective as of his or her Window Retirement Date; and (ii) be entitled to the temporary annuity benefit described in Section 5.01(b), if any, and as set forth next to such Participant’s PIN in Appendix C-2, payable beginning on the first day of the month following his or her actual attainment of age fifty-five (55).

APPENDIX C-2

[List of Individuals by Employee Number Who Elect to Participate in the Early Retirement Program]

[ Omitted ]